UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 7, 2007

Brush Engineered Materials Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	001-15885	34-1919973
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

17876 St. Clair Avenue, Cleveland, Ohio		44110
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	216-486-4200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

This amendment to Form 8-K amends and restates the Current Report on Form 8-K of Brush Engineered Materials Inc. filed with the Securities and Exchange Commission on February 13, 2007 to correct (1) disclosure regarding the severance agreements in Item 5.02 and (2) refile Exhibit 10.2 with the correct version of the Long-term Incentive Plan.

On February 7, 2007, the Compensation Committee (the "Committee") of the Board of Directors of Brush Engineered Materials Inc. (the "Company") took the following actions:

Annual Performance Compensation Plan for 2007

The Committee approved the 2007 Management Performance Compensation Plan (the "MPC Plan"). This plan provides for annual, single-sum cash payments that are based on achieving pre-established operating profit and return on invested capital financial objectives and qualitative performance factors. The 2007 MPC Plan is being filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.

Long-Term Incentive Compensation for 2007-2009

The Committee also approved the 2007-2009 Long-Term Incentive Plan (the "LTIP") under the 2006 Stock Incentive Plan in which performance restricted shares and performance shares will be earned if specified levels of cumulative operating profit over a three-year period are attained. The LTIP is being filed as Exhibit 10.2 to this Form 8-K and is incorporated herein by reference.

Form of Awards under the Company’s 2006 Stock Incentive Plan

The Committee approved the forms of award agreements for Restricted Shares; Performance Restricted Shares and Performance Shares and Stock Appreciation Rights for future awards under the Company’s 2006 Stock Incentive Plan. These forms of award agreements are being filed as Exhibits 10.3, 10.4 and 10.5, respectively, to this Form 8-K and are incorporated herein by reference.

On February 8, 2007, the Board of Directors of the Company took the following action:

Severance Agreements

The Company had previously entered into severance agreements with its executive officers, providing for severance benefits in certain events following a "change of control" of the Company. The severance agreements also provide severance benefits in the event of certain types of involuntary termination prior to a change of control. On February 7, 2007, the Committee approved new forms of severance agreements. The new forms were updated to include a tax gross up provision under Section 280G of the Internal Revenue Code that would only apply for five years.

The severance agreements provide that if the executive’s employment is terminated by the Company or one of its affiliates except for cause or gross misconduct, or if he resigns as a result of a reduction in his salary or incentive pay opportunity, severance benefits will apply. Severance benefits include rights to a lump sum payment of two times salary and incentive compensation; a lump sum payment of two times any special award paid in lieu of benefits under the Company’s former Supplemental Retirement Benefit Plan for the year in which termination occurs; the continuation of retiree medical and life insurance benefits for two years; a lump sum payment of two times the benefit under the Company’s Executive Deferred Compensation Plan II for the year in which termination occurs; a lump sum payment equal to the sum of the present value of any bonus he would have received under any long-term incentive plan; any retirement benefits he would have earned under the Company’s qualified retirement plans during the next two years; and the cash value of certain other benefits (such as outplacement fees). In addition, all equity incentive awards vest, and all stock options become fully exercisable, if the severance benefits are applicable. The gross up provision does not apply to involuntary termination.

In the event of a "change of control" of the Company, as defined in these agreements, and if the executive’s employment is terminated by the Company or one of its affiliates except for cause, or he resigns within one month after the first anniversary of the change, or the nature and scope of his duties worsens or certain other adverse changes occur and the Board of Directors so decides, the executive is entitled to receive similar three-year severance benefits (the "Change in Control Benefits"). A termination or demotion following the commencement of discussions with a third party which ultimately results in a change in control will also activate the Change in Control Benefits. Payment of the Change in Control Benefits under the severance agreements are subject to a tax gross up for the first five years and thereafter are subject to a reduction in order to avoid the application of the excise tax on "excess parachute payments" under the Internal Revenue Code, but only if the reduction would increase the net after-tax amount received by the executive. In addition, the Company must secure payment of the Change in Control Benefits under the severance agreements through a trust which is to be funded upon the change in control, and amounts due but not timely paid earn interest at the prime rate plus 4%. The Company must pay attorneys’ fees and expenses incurred by an executive in enforcing his right to Change in Control Benefits under his severance agreement.

Under the severance agreements, each executive agrees not to solicit any of our employees, agents or consultants to terminate their relationship with us, to protect our confidential business information and not to compete with the Company during employment or for a period of (i) two years following termination of the executive’s employment by the Company or one of its affiliates except for cause or gross misconduct, or if he resigns as a result of a reduction in his salary or incentive pay opportunity or (ii) one year following a termination of employment for any other reason. Each executive also assigns to us any intellectual property rights he may otherwise have to any discoveries, inventions or improvements made while in our employ or within one year thereafter.

The new form of severance agreement for executive officers is being filed as Exhibit 10.6 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits.

10.1 2007 Management Performance Compensation Plan
10.2 2007-2009 Long-Term Incentive Plan
10.3 Form of Restricted Shares Agreement
10.4 Form of Performance Restricted Shares and Performance Shares Agreement
10.5 Form of Stock Appreciation Rights Agreement
10.6 Form of Severance Agreement for executive officers

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Brush Engineered Materials Inc.

February 16, 2007	By:	Michael C. Hasychak

Name: Michael C. Hasychak
Title: Vice President, Treasurer and Secretary

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Exhibit Index

Exhibit No.	Description

10.1	2007 Management Performance Compensation Plan
10.2	2007-2009 Long-term Incentive Plan
10.3	Form of Restricted Shares Agreement
10.4	Form of Performance Restricted Shares and Performance Shares Agreement
10.5	Form of Stock Appreciation Rights Agreement
10.6	Form of Severance Agreement for executive officers